UNAMINOUS WRITTEN CONSENT
OF DIRECTORS OF BOARD OF DIRECTORS

OF

DOLCE VENTURES, INC.

September 16, 2006

The undersigned, being all of the directors of the board of directors of Dolce Ventures, Inc. (the “Board of Directors”), a corporation organized under the laws of the State of Utah (the “Company”), hereby adopt the following resolutions pursuant to the bylaws of the Company and the Revised Business Corporation Act of the State of Utah (“RBCA”), in accordance with Section 16-10a-821 of RBCA, as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended and restated to read as follows:

“ARTICLE I - NAME

The name of the corporation (hereinafter called the “Corporation”) is “Sino Gas International Holdings, Inc.”; and be it further

RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended by combining the outstanding shares of common stock of the Corporation on the basis that 304.44 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the “Reverse Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to “Sino Gas International Holdings, Inc.” and the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on October 16, 2006; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Utah Secretary of State an Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) providing for the combination of the Corporation’s outstanding shares of stock on the basis that 304.44 of such shares of common stock shall become one (1) share of common stock, without changing the par value of the resulting shares, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the 20th day following the date of the Information Statement; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

/s/ Yu-Chuan Liu
Yu-Chuan Liu, Director

/s/ Fang Chen
Fang Chen, Director

/s/ Guo-Wei Chen
Guo-Wei Chen, Director

/s/ Quan-Dong Sun
Quan-Dong Sun, Director

/s/ John Kuhns
John Kuhns, Director